Exhibit 99.1

Karyopharm Therapeutics Inc. Announces Planned Merger with Ayrmid Ltd. to Strengthen Company for the Future

– The Company Remains Focused on Supporting Patients and Advancing its Programs in Multiple Myeloma and Myelofibrosis –

– Ayrmid will Serve as Lead Bidder in Court-Supervised Sale Process to Maximize Business Value for all Stakeholders –

– The Company Receives a Commitment of $55 Million in Additional Financing and Ongoing Operations Are Expected to be Uninterrupted During Sale Process –

NEWTON, Mass., November 2, 2026 – Karyopharm Therapeutics Inc. (Nasdaq: KPTI) (“Karyopharm” or the “Company”), a commercial-stage pharmaceutical company pioneering novel cancer therapies, announced today it has entered into a Restructuring Support Agreement with its existing lenders and noteholders and other key stakeholders, which provides for a merger between Ayrmid Ltd. (“Ayrmid”) and a reorganized Karyopharm (the “Transaction”). During this process, Karyopharm remains focused on its commitment to advancing its multiple myeloma and myelofibrosis programs and improving the lives of the patients Karyopharm serves and will continue to operate in the ordinary course of business.

To implement the Transaction, Karyopharm has filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas. The Company anticipates completing the Transaction through a Chapter 11 plan, and the Company will seek Court approval of bidding procedures, which will allow other parties to submit competing proposals and bids for the Company’s assets. The Transaction is expected to close in the first quarter of 2027, subject to the conditions described in the Chapter 11 plan.

“Following a comprehensive review of available alternatives, we believe this process provides a clear framework to pursue a value maximizing transaction for our stakeholders while continuing our important work of advancing therapies for patients with multiple myeloma and myelofibrosis,” said Richard Paulson, President and Chief Executive Officer at Karyopharm. “We are pleased to have signed an agreement with Ayrmid, a company committed to advancing meaningful therapies for patients with hematological disorders. Ayrmid’s proposal underscores the strategic interest in our programs and establishes a strong foundation as we move through this process designed to maximize value. Throughout, we will remain focused on supporting our employees, maintaining continuity across the business, and advancing our mission to improve the lives of patients.”

“We see a strong strategic fit between Ayrmid and Karyopharm, with complementary portfolios, established commercial capabilities and a shared commitment to addressing significant unmet needs in hematology,” said Dr. Joe Wiley, Chairman and CEO of Ayrmid. “We see considerable potential in Karyopharm’s marketed products, development pipeline and experienced team, and believe that, together, we can build a broader, stronger commercial-stage hematology business with meaningful opportunities for future growth. Subject to the successful completion of the transaction, we look forward to working with the Karyopharm team to realize that potential and continue delivering important therapies to patients in need.”

In connection with this process, Karyopharm has secured commitments for up to $55 million in debtor-in-possession (“DIP”) financing from its existing secured lenders. Once approved by the Court, this DIP financing, combined with cash generated from the Company’s ongoing operations, is expected to support the go-forward business during the Chapter 11 process and to meet its financial obligations arising subsequent to the filing date.

Karyopharm is prepared to move through this process quickly and efficiently without any disruption to either its ordinary course operations or the partnerships essential to supporting Karyopharm’s patients and advancing its programs.

Parties interested in participating in Karyopharm’s sale process should contact Centerview Partners at centerview@karyopharm.com.

Additional Information

Additional information about Karyopharm’s restructuring process is available at https://cases.stretto.com/KPTI, or by contacting Stretto, the Company’s noticing and claims agent, at (866) 270-4922 (toll-free) and (949) 561-0471 (international).

Karyopharm is advised in this matter by Sidley Austin LLP as legal counsel, Centerview Partners LLC as investment banker and FTI Consulting Inc. as financial and communications advisor.

An ad hoc group of term lenders and noteholders is advised in this matter by Latham & Watkins LLP and Haynes and Boone LLP as legal counsel and Houlihan Lokey Capital, Inc. as investment banker and financial advisor.

Ayrmid is advised in this matter by Paul Hastings LLP as legal counsel.

About Karyopharm Therapeutics

Karyopharm Therapeutics is a commercial-stage pharmaceutical company pioneering the science of nuclear export inhibition to develop differentiated therapies for patients with cancer. The Company’s lead therapy, XPOVIO® (selinexor), is a first-in-class inhibitor of exportin 1 (XPO1). XPOVIO is marketed by the Company in the U.S. for adults with relapsed or refractory multiple myeloma and is approved as XPOVIO or NEXPOVIO® in more than 50 ex-U.S. countries and territories. Building on its leadership in XPO1 biology, Karyopharm is advancing selinexor’s potential in hematologic cancers, including in myelofibrosis. The Company is also exploring opportunities to evaluate XPO1 inhibition across myeloproliferative neoplasms using next-generation compounds, including eltanexor. Headquartered in Newton, Massachusetts, Karyopharm has an established, efficient and scalable commercialization infrastructure to bring novel therapeutic options to patients with cancer. For more information, visit www.karyopharm.com and follow Karyopharm on LinkedIn and on X at @Karyopharm.

About Ayrmid

Ayrmid, Ltd., the parent company of Gamida Cell Inc., is a commercial-stage biotechnology company focused on delivering differentiated therapies that address significant unmet needs in haematology. With established commercial infrastructure in the United States and an international distribution network serving markets outside the US, Ayrmid has built a platform to support the commercialisation of specialised therapies globally. Ayrmid currently has two FDA-approved products, Omisirge® (omidubicel-onlv) and APHEXDA® (motixafortide). Omisirge® (omidubicel-onlv) is a nicotinamide modified allogeneic hematopoietic progenitor cell therapy approved to treat adults and pediatric patients 12 years and older with hematologic malignancies, and adults and pediatric patients 6 years and older with severe aplastic anemia (SAA) (please see the current full Prescribing Information here). APHEXDA® (motixafortide) is a CXCR4 antagonist approved to mobilize hematopoietic stem cells in adult patients with multiple myeloma (please see the current full Prescribing Information here). For additional information, please visit www.gamida-cell.com or follow Gamida Cell on LinkedIn, X, Facebook or Instagram.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding the voluntary petitions under Chapter 11 (the “Cases”), Karyopharm’s expectations with respect to its ability to consummate the transactions contemplated by the Restructuring Support Agreement, obtain Court approval of, and access to, the DIP Facility, and continue operating in the ordinary course while the Cases are pending, the timing of the Transaction closing, the ability of the Company to meet its financial obligations, and other statements that are not historical fact. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements. These risks and uncertainties include, but are not limited to: (i) risks related to the consummation of the transactions contemplated by the Restructuring Support Agreement; (ii) potential adverse effects of the Cases on the Company’s liquidity and results of operations; (iii) the Company’s ability to obtain timely approval by the Court of the motions filed in the Cases, including with respect to the DIP Facility and the bidding procedures; (iv) objections to the transactions contemplated by the Restructuring Support Agreement and/or the Chapter 11 Plan of Reorganization (the “Plan”), the bidding procedures or other pleadings filed that could protract the Cases; (v) employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; (vi) the Company’s ability to comply with the restrictions imposed by the terms and conditions of the Company’s financing arrangements, including the DIP Facility; (vii) the Company’s ability to maintain relationships with suppliers, vendors, collaboration and license partners, employees and other third parties and regulatory authorities as a result of the Cases; (viii) the effects of the Cases on the Company and on the interests of various constituents, including holders of the Company’s common stock and the Convertible Preferred Stock; (ix) the Court’s rulings in the Cases, including the approval of the terms and conditions of the transactions contemplated by the Restructuring Support Agreement or the Plan, and the outcome of the Cases generally; (x) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Cases; (xi) risks associated with third party motions in the Cases, which may interfere with the Company’s ability to consummate the transactions contemplated by the Restructuring Support Agreement Plan or an alternative transaction; (xii) increased administrative and legal costs related to the Chapter 11 process; (xiii) exposure to potential litigation, including related to the transactions contemplated by the Restructuring Support Agreement or the Plan, and inherent risks involved in a bankruptcy process; (xiv) the occurrence of any event, change or other circumstances that could give rise to the right of any parties to the Restructuring Support Agreement to terminate the Restructuring Support Agreement; (xv) the possibility that the anticipated benefits of the transactions contemplated by the Restructuring Support Agreement or the Plan are not realized when expected or at all; (xvi) diversion of management’s attention from ongoing business operations and opportunities; (xvii) potential adverse reactions or changes to business or employee relationships, including those resulting from the bankruptcy proceedings of the Company or the announcement or completion of the transactions contemplated by the Restructuring Support Agreement or the Plan; (xviii) the expected delisting of the Company’s common stock from the Nasdaq Global Select Market; and (xix) other risks and uncertainties, including those described in the section entitled “Risk Factors” in the Company’s most recent annual or quarterly report filed with the Securities and Exchange Commission (“SEC”) and in other filings the Company makes with the SEC from time to time. The forward-looking statements herein do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and, except as required by law, Karyopharm expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact

Brendan Strong

Senior Vice President, Investor Relations

617.762.2661

Brendan.Strong@karyopharm.com

Media Contact

Rachel Chesley / Misha Ross

KaryopharmComms@fticonsulting.com

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